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                                                                    Exhibit 23.3
                                                                    ------------


                         CONSENT OF DESIGNATED DIRECTOR
                         ------------------------------


     The undersigned understands that MTC Technologies, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

     The undersigned hereby consents to be named as a designated director or director designee in the Company's Registration Statement on Form S-1 of and to serve as a director of the Company if elected or appointed.


                                        /s/ Lawrence Skantze
                                        --------------------
                                        Lawrence Skantze


                                        May 2, 2002

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                         CONSENT OF DESIGNATED DIRECTOR
                         ------------------------------

     The undersigned understands that MTC Technologies, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

     The undersigned hereby consents to be named as a designated director or director designee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.


                                        /s/ Donald R. Graber
                                        --------------------
                                        Donald R. Graber

                                        May 2, 2002